Exhibit 99.1

LUCAS ENERGY, INC. Presentation December 2012

Lucas Energy NYSE MKT: LEI www.lucasenergy.com

Certain statements made during this presentation are forward-looking and are subject to risks and uncertainties.  The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us.
Actual results could differ materially from the forward-looking statements made during this presentation. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can provide no assurance that our forward-looking statements will prove to be correct.
When we use the words "believe," "expect," "anticipate," "plan," "will," "intend" or other similar expressions, we are identifying forward-looking statements.  The forward-looking statements made during this presentation are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this presentation are made as of the date hereof. We take no obligation to update or correct our own forward-looking statements or those prepared by third parties that are not paid by the Company. The Company’s complete SEC filings are available at http://www.sec.gov  and we refer you to our filings for a more detailed discussion of the risks that may have a direct bearing on our operating results, performance and financial condition.

Ø	2005 – Founded by Jim Cerna, William Sawyer, and Peter Grunebaum.
Ø	2006 – Went public through a reverse merger.
Ø	2007 – Completed a $12.5 million private placement.
Ø	2008 – Moved up to Amex. Researched Eagle Ford.
Ø	2009 – Amex merged with NYSE, and listing changed to NYSE Amex, then to NYSE MKT. Acquired more Eagle Ford properties.
Ø	2010 – Formed Eagle Ford joint Venture with Hilcorp in Gonzales County, Texas.
Ø	2011 – Formed Eagle Ford joint venture with Marathon in Wilson County, Texas. Marathon buys out Hilcorp Eagle Ford making LEI a joint venture partner in Gonzales County, Texas.

January 2009                         December 2012
Stock Price                    ˜ $0.44/share                               ˜ $1.44/share
Ave daily volume (3 mo)          ˜ 19,000 shares/day                   ˜ 268,000 shares/day
Shares outstanding               ˜ 8 million shares                  ˜ 26.6 million shares
Shares in float            ˜ 2-3 million shares                    ˜ 20.3 million shares
Shareholders       ˜ 500                                           ˜ 7,200
Market Cap              $3.5 million                                 $38.58 million

Texas Pearsall Giddings Brookeland Houston Arkansas Louisiana Mississippi miles 0-100 North Bayou Jack Master's Creek field Gulf of Mexico Mexico

Operated and Non-operated
Eagle Ford Working Interests
(Atascosa, Gonzales, Karnes, and Wilson Counties, Texas)

Operated
Eaglebine Working Interests
(Leon and Madison Counties, Texas)

Operated and Non-operated Eagle Ford Working Interests
(Atascosa, Gonzales, Karnes, and Wilson Counties, Texas)
 23,384 gross acres5,893 net acres

•	All in the oil window.
•	Mostly held by production.
•	Two Marathon Oil Eagle Ford JV's.
Note: Includes 15% working interest in two completed Eagle Ford horizontal wells

•	Eagle Ford in Gonzales and Karnes Counties, Texas - $25,000 per acre.

•	Eagle Ford in Wilson and Atascosa Counties, Texas - $5,000 per acre.

•	Eagle Ford potential reserves – 14.5 million bbls of oil.
•	Eagle Ford potential PV10 value - $275 million.
The above estimates are from the Company’s internal valuations based on research of public  information, and are not derived from independent engineering and geological valuations.  The above estimates should not be construed as proved reserves.

Operated
Eaglebine Working Interests
(Leon and Madison Counties, Texas)

6,758 gross acres
3,745 net acres

•	New oil play.
•	Eastern expansion of Eagle Ford

•	Eaglebine Leon and Madison Counties, Texas - $5,000 per acre.

•	Eaglebine (and related formations) potential reserves – 8 million bbls of oil.
The above estimates are from the Company’s internal valuations based on research of public  information, and are not derived from independent engineering and geological valuations.  The above estimates should not be construed as proved reserves.

LUCAS ENERGY, INC. Annual Production  - BBLS of Oil 80000 70000 60000 50000 40000 30000 20000 10000 0 2006 2007 2008 2009 2010 2011 2012 2013

Lucas Energy, Inc. Quarterly Production, BBLS of Oil 35,000 30,000 25,000 20,000 15,000 10,000 5,000 0 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013

Number of Gross Wells Drilled by Fiscal Quarter Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013

AUSTIN CHALK ACREAGE TOTALS NO. LEASES 268 GROSS ACRES ~27,000 NET ACRES 22,388.83 SHALLOW ACRES 21,845.67
EAGLE FORD ACREAGE TOTALS NO. LEASES 144 GROSS ACRES 23,670.02 NET ACRES 18,328.72 SHALLOW ACRES 17,865.56 DEEP ACRES 6,222.93
EAGLE BINE ACREAGE TOTALS NO. LEASES 118 GROSS ACRES 3,745.40 NET ACRES 3,745.40 SHALLOW ACRES 3,745.40 DEEP ACRES 3,745.40

Oil & Gas Properties by Quarter (before DD&A) Full Cost $ 80,000,000 70,000,000 60,000,000 50,000,000 40,000,000 30,000,000 20,000,000 10,000,000 0 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013

Net Operating Revenues by Quarter Oil & Gas Sales ($) 1,800,000 1,600,000 1,400,000 1,200,000 1,000,000 800,000 600,000 400,000 200,000 0 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013

Ø	Original business plan.
Ø	Drilling to increase production.
Ø	Joint Ventures to bring more undeveloped assets on production.
Ø	Sale or joint venture of the Eagle Ford assets.
Ø	Evaluation of the Eaglebine assets for sale or joint venture.
Ø	Active discussions with potential joint venture partners to expand assets and production.

Ø  Trade on NYSE MKT as LEI
Ø  Outstanding Shares:  26.6 million
Ø  Average daily volume: 271,832 (3 mo)
Ø  52 week hi/low: $3.24 / $1.25
Ø  Market cap: $38.98 million at 12/3/12
Ø  Project debt: $22 million non-recourse *
Ø  Fiscal Year: March 31

* Note recourse to Nordic acquisition properties only.  Discussions are underway with Nordic regarding status of note.

Corporate Office
3555 Timmons Lane, Suite 1550
Houston, Texas 77027
Tel (713) 528-1881        Fax (713) 337-1510
www.lucasenergy.com